Calculation of Filing Fee Tables
S-8
RIO TINTO PLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Rio Tinto plc ordinary Shares, nominal value 10p per share (Ordinary Shares)	Other	394,295	$ 59.8828	$ 23,611,488.63	0.0001531	$ 3,614.92
2	Equity	Ordinary Shares	Other	46,202	$ 59.8828	$ 2,766,705.13	0.0001531	$ 423.58
3	Equity	Ordinary Shares	Other	416,793	$ 41.5568	$ 17,320,583.34	0.0001531	$ 2,651.78
4	Equity	Ordinary Shares	Other	562,774	$ 59.0759	$ 33,246,380.55	0.0001531	$ 5,090.02
Total Offering Amounts:						$ 76,945,157.65		$ 11,780.30
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,780.30
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), the number of ordinary shares (Ordinary Shares) of Rio Tinto plc (Registrant) registered hereunder includes an indeterminable number of Ordinary Shares that become issuable by reason of any share dividend, share split or other similar transaction. (2) Represents Ordinary Shares issuable under outstanding restricted stock units (Legacy Arcadium RSU Awards) granted pursuant to the Arcadium Lithium plc Omnibus Incentive Plan (Arcadium Plan) that were assumed by the Registrant in connection with the completion of the transactions contemplated by the transaction agreement (Transaction Agreement), dated as of 9 October 2024, by and between Rio Tinto BM Subsidiary Limited (a wholly owned indirect subsidiary of the Registrant), Rio Tinto Western Holdings Limited, and Arcadium Lithium plc (such transaction, Merger) and thereupon converted into awards with respect to Ordinary Shares. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per unit was calculated on the basis of the average of the high and low market prices of Rio Tinto plc ordinary shares of 10p each quoted on the London Stock Exchange on 28 February 2025 (GBP47.56). The translation of pounds sterling into U.S. dollars has been made at the noon buying rate, New York City time, as posted by Bloomberg on 28 February 2025 of US$1.2591 per GBP1.00. (4) Rounded up to the nearest penny.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), the number of ordinary shares (Ordinary Shares) of Rio Tinto plc (Registrant) registered hereunder includes an indeterminable number of Ordinary Shares that become issuable by reason of any share dividend, share split or other similar transaction. (2) Represents Ordinary Shares issuable under outstanding restricted stock units (Legacy Livent RSU Awards) granted pursuant to the Livent Corporation Incentive Compensation and Stock Plan (Livent Plan) that were assumed by the Registrant in connection with the completion of the Merger and thereupon converted into awards with respect to Ordinary Shares. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per unit was calculated on the basis of the average of the high and low market prices of Rio Tinto plc ordinary shares of 10p each quoted on the London Stock Exchange on 28 February 2025 (GBP47.56). The translation of pounds sterling into U.S. dollars has been made at the noon buying rate, New York City time, as posted by Bloomberg on 28 February 2025 of US$1.2591 per GBP1.00. (4) Rounded up to the nearest penny.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), the number of ordinary shares (Ordinary Shares) of Rio Tinto plc (Registrant) registered hereunder includes an indeterminable number of Ordinary Shares that become issuable by reason of any share dividend, share split or other similar transaction. (2) Represents Ordinary Shares issuable under outstanding stock options (Legacy Arcadium Option Awards) granted pursuant to the Arcadium Plan that were assumed by the Registrant in connection with the completion of the Merger and thereupon converted into awards with respect to Ordinary Shares at a conversion ratio of 0.116048. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted average per share exercise price (rounded to nearest cent). (4) Rounded up to the nearest penny.

[4]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), the number of ordinary shares (Ordinary Shares) of Rio Tinto plc (Registrant) registered hereunder includes an indeterminable number of Ordinary Shares that become issuable by reason of any share dividend, share split or other similar transaction. (2) Represents Ordinary Shares issuable under outstanding stock options (Legacy Livent Option Awards) granted pursuant to the Livent Plan that were assumed by the Registrant in connection with the completion of the Merger and thereupon converted into awards with respect to Ordinary Shares at a conversion ratio of 0.116048. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted average per share exercise price (rounded to nearest cent). (4) Rounded up to the nearest penny.